This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s guidance for the first quarter, fourth quarter and full year 2023 (including the company’s estimates for revenue and revenue growth and gross margin), the company’s expectations regarding its ability to achieve profitability, the company’s strategic priorities for 2023 (including the company’s plans and targets for revenue growth, gross margin improvement, non-GAAP operating expense reduction (including labor and discretionary expenses) and cash flow improvements (including inventory reduction)), the company’s expectations regarding its liquidity and capital requirements, and the company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “FY 2021 10-K”), which was filed by the company with the SEC on March 28, 2022 and the other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the company to execute its business plan, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) changes in the applicable laws or regulations; (3) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of the global COVID-19 pandemic; and (5) other risks and uncertainties indicated from time to time described in the FY 2021 10-K, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. The company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

$0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2020 2021 2022 2023 2024 2025 2026

$0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22E •

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0% 5% 10% 15% 20% 25% 30% 35% Q422A Q423E Q422 Base Gross Margin BoM Cost/Material Efficiency Labor, OH & Other ASP

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